Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Second Quarter 2025 Results

Delivered Gross Margin of 15%, Expansion of 250 Basis Points

Operating Cash Flow of $8.5 Million and Adjusted Free Cash Flow of $7.9 Million

Strong Order Intake Driven by Operational Flexibility, Reaffirmed Full Year Guidance

CHICAGO, August 4, 2025 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

•
Revenues of $118.6 million, compared to $147.4 million in the second quarter of 2024, with railcar deliveries of 939 units compared to 1,159 units in the prior year period
•
Gross margin of 15.0% with gross profit of $17.8 million, compared to gross margin of 12.5% with gross profit of $18.4 million in the second quarter of 2024
•
Net income of $11.7 million, or $0.34 per share, and Adjusted net income of $3.8 million, or $0.11 per share, reflecting a $51.9 million benefit from a valuation allowance release, partially offset by a $47.6 million non-cash adjustment from the change in warrant liability due to share price appreciation
•
Adjusted EBITDA was $10.0 million, representing a margin of 8.4%, compared to $12.1 million and a margin of 8.2% in the second quarter of 2024
•
Received new orders for 1,226 railcars within the quarter valued at $106.9 million
•
Ended the quarter with a backlog of 3,624 units valued at $316.9 million, up approximately 300 units from prior quarter, reflecting strong order activity and healthy demand

“In the second fiscal quarter, we delivered on our commercial excellence initiatives across the business, supported by strong order intake and healthy customer demand,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “We increased utilization across our four production lines, delivered improved productivity, and benefited from a richer product mix from disciplined pricing. Our ability to remain agile and responsive to customer needs continues to be a key differentiator, particularly in rebuilds and conversions, enabling us to capture meaningful opportunities in a dynamic market.”

Randall continued, “While broader market uncertainty earlier in the year delayed some order activity, we believe the underlying fundamentals point to a meaningful replacement cycle ahead. As that takes shape, our agile manufacturing presence positions us well to capture incremental demand and grow our share. At the same time, we continue to advance our growth strategy by investing in our tank car capabilities, which we expect will strengthen our cost position and support long-term value creation.”

Fiscal Year 2025 Outlook

The Company has reaffirmed outlook for fiscal year 2025 as follows:

	Fiscal 2025 Outlook	Year-over-Year Growth at Midpoint
Railcar Deliveries	4,500 – 4,900 Railcars	7.7%
Revenue	$530 - $595 million	0.6%
Adjusted EBITDA1	$43 - $49 million	7.0%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “We’re pleased to reaffirm our full-year guidance, supported by strong margin performance and continued commercial execution across the business, with order activity supporting our healthy backlog. In addition, this quarter marked our fifth consecutive quarter of positive operating cash flow, reflecting the consistency and sustainability of our cash generation engine. Our focus on working capital discipline and operational efficiency has positioned us well to maintain momentum and invest in growth opportunities as we deliver strong performance in the second half of the year.”

Second Quarter 2025 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, August 5, at 11:00 a.m. (Eastern Time) to discuss its second quarter 2025 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call. Teleconference details are as follows:

•
August 5, 2025
•
11:00 a.m. Eastern Daylight Time
•
Phone: 1-877-407-0789 or 1-201-689-8562
•
Webcast access: https://viavid.webcasts.com/starthere.jsp?ei=1727351&tp_key=3e2183bfb0

An audio replay of the conference call will be available beginning at 3:00 p.m. (Eastern Time) on Tuesday, August 5, 2025, until 11:59 p.m. (Eastern Time) on Tuesday, August 19, 2025. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13754875. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain.

To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, Free cash flow and Adjusted free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$61,353	$44,450
Accounts receivable, net of allowance for credit losses of $131 and $47, respectively	16,204	12,506
VAT receivable	6,243	3,851
Inventories, net	107,102	75,281
Assets held for sale	—	629
Prepaid expenses and other current assets	13,122	8,314
Total current assets	204,024	145,031
Property, plant and equipment, net	28,254	30,107
Right of use asset operating lease	2,200	2,423
Right of use asset finance lease	38,675	45,081
Deferred income taxes	53,671	1,024
Other long-term assets	1,269	550
Total assets	$328,093	$224,216

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$89,404	$49,574
Accrued payroll and other employee costs	5,955	6,286
Accrued warranty	1,665	2,389
Customer deposits	17,611	—
Deferred revenue	—	8,556
Current portion of long-term debt	2,875	2,875
Lease liability finance lease, current	834	1,256
Other current liabilities	11,411	9,889
Total current liabilities	129,755	80,825
Long-term debt, net of current portion	104,991	105,540
Warrant liability	131,061	136,319
Accrued pension costs	1,203	1,073
Lease liability operating lease, long-term	2,364	2,645
Lease liability finance lease, long-term	41,233	46,678
Other long-term liabilities	948	1,409
Total liabilities	411,555	374,489

Stockholders’ deficit
Common stock	222	221
Additional paid-in capital	71,572	69,404
Accumulated other comprehensive income	3,236	721
Accumulated deficit	(158,492)	(220,619)
Total stockholders’ deficit	(83,462)	(150,273)
Total liabilities and stockholders’ deficit	$328,093	$224,216

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenues	$118,623	$147,416	$214,913	$308,474
Cost of sales	100,802	128,986	182,698	278,641
Gross profit	17,821	18,430	32,215	29,833
Selling, general and administrative expenses	10,114	8,510	20,637	16,003
Litigation settlement	—	(3,214)	—	(3,214)
Operating income	7,707	13,134	11,578	17,044
Interest expense	(4,382)	(1,847)	(8,718)	(4,238)
(Loss) gain on change in fair market value of Warrant liability	(47,630)	112	5,258	(15,541)
Other income (expense)	3,296	(725)	3,157	(739)
(Loss) income before income taxes	(41,009)	10,674	11,275	(3,474)
Income tax (benefit) provision	(52,688)	2,497	(50,852)	(80)
Net (loss) income	$11,679	$8,177	$62,127	$(3,394)
Net (loss) earnings per common share - basic	$0.36	$0.12	$1.89	$(0.41)
Net (loss) earnings per common share - diluted	$0.34	$0.11	$1.79	$(0.41)
Weighted average common shares outstanding – basic	31,793,746	30,641,193	31,727,903	30,235,876
Weighted average common shares outstanding – diluted	33,398,330	32,277,506	33,603,627	30,235,876

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$62,127	$(3,394)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	3,046	2,810
Non-cash lease expense on right of use assets	1,572	1,436
(Gain) loss on change in fair market value for Warrant liability	(5,258)	15,541
Stock-based compensation recognized	2,701	1,526
Deferred income taxes	(52,647)	(823)
Other non-cash items, net	5,690	1,835
Changes in operating assets and liabilities:
Accounts receivable	(3,698)	(6,407)
VAT receivable	(2,397)	—
Inventories	(32,807)	63,723
Accounts and contractual payables	41,164	(40,066)
Income taxes payable, net	(665)	(4,949)
Lease liability	(1,899)	(1,790)
Customer deposits	17,611	8,709
Other assets and liabilities	(13,218)	(6,276)
Net cash flows provided by operating activities	21,322	31,875

Cash flows from investing activities
Purchase of property, plant and equipment	(938)	(2,269)
Proceeds from sale of assets held for sale, net of selling costs	585	—
Net cash flows used in investing activities	(353)	(2,269)

Cash flows from financing activities
Deferred financing costs	(1,336)	—
Borrowings on revolving line of credit	—	26,595
Repayments on revolving line of credit	—	(56,010)
Repayments on term loan	(1,438)	—
Employee stock settlement	(487)	(40)
Financing lease payments	(805)	(1,341)
Net cash flows used in financing activities	(4,066)	(30,796)
Net increase (decrease) in cash and cash equivalents	16,903	(1,190)
Cash, cash equivalents and restricted cash equivalents at beginning of period	44,450	40,560
Cash, cash equivalents and restricted cash equivalents at end of period	$61,353	$39,370

Supplemental cash flow information
Interest paid	$4,047	$1,930
Income taxes paid	$3,018	$4,207
Change in unpaid construction in process	$295	$(210)

FreightCar America, Inc.

Reconciliation of (Loss) Income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

(Loss) income before income taxes	$(41,009)	$10,674	$11,275	$(3,474)
Depreciation & Amortization	1,550	1,414	3,046	2,810
Interest Expense, net	4,382	1,847	8,718	4,238
EBITDA	(35,077)	13,935	23,039	3,574

Change in Fair Value of Warrant (a)	47,630	(112)	$(5,258)	15,541
Litigation Settlement (b)	-	(3,214)	-	(3,214)
Stock Based Compensation	761	766	2,701	1,526
Other, net (c)	(3,296)	725	(3,157)	739
Adjusted EBITDA	$10,018	$12,100	$17,325	$18,166

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
(c)
During the second quarter of 2025, the Company recognized other income related to a tax credit received.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (loss) income and Adjusted net income(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net (loss) income	$11,679	$8,177	$62,127	$(3,394)

Change in Fair Value of Warrant (a)	47,630	(112)	(5,258)	15,541
Litigation Settlement (b)	-	(3,214)	-	(3,214)
Stock Based Compensation	761	766	2,701	1,526
Release of Valuation Allowance (c)	(51,872)	-	(51,872)	-
Accrued Dividends on Series C Preferred Stock (d)	-	(4,427)	-	(8,664)
Other, net (e)	(3,296)	725	(3,157)	739
Total non-GAAP adjustments	(6,777)	(6,261)	(57,586)	5,928
Income tax impact on non-GAAP adjustments (f)	(1,060)	1,555	905	(1,890)
Adjusted net income	$3,842	$3,471	$5,446	$644

(1) Adjusted net income represents net income (loss) before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
c)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
d)
Represents Series C Preferred stock dividends accrued during the period. All accrued preferred share dividends were paid concurrent with redemption of the preferred shares outstanding on December 31, 2024.
e)
During the second quarter of 2025, the Company recognized other income related to a tax credit received.
f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of diluted EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Diluted EPS	$0.34	$0.11	$1.79	$(0.41)

Change in Fair Value of Warrant (a)	$1.43	$-	$(0.16)	$0.51
Litigation Settlement (b)	-	(0.10)	-	(0.11)
Stock Based Compensation	0.02	0.02	0.08	0.05
Release of Valuation Allowance (c)	(1.55)	-	(1.54)	-
Other, net (d)	(0.10)	0.02	(0.09)	0.02
Total non-GAAP adjustments pre-tax per-share	(0.20)	(0.06)	(1.71)	0.47
Income tax impact on non-GAAP adjustments per share (e)	(0.03)	0.05	0.03	(0.06)
Adjusted EPS	$0.11	$0.10	$0.11	$0.00

(1) Adjusted EPS represents diluted EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the second quarter of 2024, the Company recorded a litigation settlement related to a dispute with a former lessee of our railcars.
c)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
d)
During the second quarter of 2025, the Company recognized other income related to a tax credit received.
e)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.
Reconciliation of Cash flows provided by operating activities, Free cash flow(1) and Adjusted free cash flow(2)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Cash flows provided by operating activities	$ 8,528	$ 57,197	$ 21,322	$ 31,875
Purchase of property, plant and equipment	(608)	(1,303)	(938)	(2,269)
Free cash flow	7,920	55,894	20,384	29,606
Accrued dividends on Series C Preferred stock (a)	-	(4,427)	-	(8,664)
Adjusted free cash flow	$ 7,920	$ 51,467	$ 20,384	$ 20,942

(1) Free cash flow represents the amount by which Cash flows provided by operating activities exceeds capital expenditures.

(2) Adjusted free cash flow represents the amount by which Free cash flow exceeds the following items:

a)
Represents Series C Preferred stock dividends accrued during the period. All accrued preferred share dividends were paid concurrent with redemption of the preferred shares outstanding on December 31, 2024.

We believe that Free cash flow and Adjusted free cash flow are useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow and Adjusted free cash flow are not financial measures presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow or Adjusted free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow and Adjusted free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.